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                                 EXHIBIT 16(c)

                               Power of Attorney
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                               POWER OF ATTORNEY


STATE OF :  TEXAS
COUNTY OF:  BEXAR

     Know all men by these presents that the undersigned Director of USAA Life Insurance Company, a Texas corporation ("Corporation"), constitutes and appoints Michael D. Wagner, Cynthia Toles, and W. James Nabholz, each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities to sign registration statements on any form or forms filed under the Securities Act of 1933 and the Investment Company Act of 1940 and any and all amendments thereto, with all exhibits, instruments, and other documents necessary or appropriate in connection therewith and to file them with the Securities and Exchange Commission or any other regulatory authority as may be necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.


/s/ Christopher W. Claus                04/16/01
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Christopher W. Claus                    Date
Director



On this 16th day of April, 2001, before me, Christopher Claus, the undersigned
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Notary Public, personally appeared Christopher W. Claus, known to me to be the person whose name is subscribed to the above Power of Attorney, and acknowledged that he executed it.

WITNESS my hand and official seal


My Commission Expires:                  /s/  Brenda C. Urban
                                        ------------------------------
                                        Notary Public
 12/01/03                               State of Texas
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